Exhibit 10.2

SUBLICENSE AGREEMENT

This Sublicense Agreement (hereinafter referred to as this “AGREEMENT”) effective as of 11 July 2012 (the “Effective Date”), is made and entered into by and between ACS Biomarker B.V., a corporation organized and duly existing under the laws of the Netherlands, having its office at Oxfordlaan 70, 6229 EV Maastricht, (hereinafter referred to as “ACSB”) and BG Medicine, Inc., a Delaware corporation having its registered office at 610 N. Lincoln Street, Waltham, MA 02451 (hereinafter referred to as “BGM”).

WHEREAS

I.	ACSB is a company involved in the discovery and development of biomarkers that improve the prognosis and management of cardiac disease;

II.	BGM is a company involved in the discovery, development and commercialization of diagnostic tests based on biomarkers;

III.	The Parties have entered into a Product License and Collaboration Agreement and Licensing Addendum Nos. 1 and 2 (collectively “the Product License Agreement”) on 4 May 2007.

IV.	The Parties wish to enter into a novation to replace the Product License Agreement with this Sublicense Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1	For the purpose of this AGREEMENT, each of the following terms shall have the respective meanings set forth below:

(a)	“ACSB Existing IP” shall mean all rights of ACSB in any Intellectual Property existing as of the Effective Date relating to Galectin-3 (“GAL-3”) or Thrombospondin-2 (“TSP-2”) and/or any and all products and services using or relating to GAL3 or TSP2 as set forth in EXHIBIT A to this AGREEMENT. EXHIBIT A may be amended by written agreement of the Parties.

(b)

“Affiliate” shall mean, any person, limited liability company, corporation, firm, partnership, joint venture or other business entity of a Party which directly or indirectly controls, is controlled by or is under common control with such Party as the case may be. For purposes of this definition, “control” means (a) to possess

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the power to direct the management or policies of such company or other business entity, through ownership or voting securities or by contracts relating to voting rights or corporate governance, or (b) direct or indirect beneficial ownership of more than fifty percent (50%) of the voting share capital in such company or other business entity.

(c)	“BGM Existing IP” shall mean the Intellectual Property owned or Controlled by BGM existing as at the Effective Date as set forth in EXHIBIT B to this AGREEMENT. EXHIBIT B may be amended by written agreement of the Parties.

(d)	“Biomed Booster” shall mean Biomed Booster B.V., a corporation organized and duly existing under the laws of the Netherlands, having its registered office in Oxfordlaan 70 (6229 EV) Maastricht, the Netherlands.

(e)	“Combination Product” shall mean a product that includes at least one Subject Product and one or more other products (“Other Products”) that together with such Subject Product constitute the active components of such product, whereby the product is approved by the Regulatory Authority as a product whereby the combination of the Subject Product and the Other Products constitute the active components of such product and whereby only the joined activity of the combination of Subject Product and Other Products contribute to the specific value of such product as determined and approved by the Regulatory Authority.

(f)	“Commercially Reasonably Efforts” shall mean efforts and resources normally used by a Party for a product owned by it or to which it has exclusive rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory and reimbursement structure involved, the profitability of the applicable products, and other relevant factors.

(g)	“Confidential Information” shall mean all trade secrets, proprietary information, know-how, data, designs, specifications, processes, customer lists and other technical or business information (and any tangible evidence, record or representation thereof), including without limitation any idea, improvement, invention, innovation, development, concept, technical data, design, formula, device, pattern, sequence, method, process, composition of matter, product specification or design, plan for a new or revised product, sample, compilation of information, or work in process, or parts thereof, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form).

(h)	“First Commercial Sale” of a Subject Product shall mean the first sale of such Subject Product by BGM, its Affiliate or its Third Party-Sublicensee(s), for end use or consumption, after all required Regulatory Approvals have been granted by the applicable Regulatory Authorities.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)	“GAAP” shall mean U.S. generally accepted accounting principles, consistently applied.

(j)	“Implementation Plan” shall have the meaning at set forth in Section 3.01 of this AGREEMENT.

(k)	“Intellectual Property” shall mean all patents, patent applications, and the right to apply for patents.

(l)	“Marker” shall mean a biochemical characteristic that is objectively measured and evaluated as an indicator of normal biologic or pathogenic processes or pharmacological responses to a therapeutic intervention.

(m)	“Net Sales” shall mean, with respect to a particular Subject Product, the actual gross amount invoiced by BGM or its Affiliates for commercial sales of such Subject Product after deducting, in accordance with GAAP, the following:

(i)	trade, cash and quantity discounts reasonably consistent with industry standards;

(ii)	credits or allowances for damaged or spoiled product, returns, recalls or rejections of products, including allowance for breakage or spoilage;

(iii)	sales, value added, excise or other direct taxes, and freight, postage, shipping and transportation insurance charges and additional transportation, custom duties, and other governmental charges on the Subject Product;

(iv)	chargebacks, rebates or similar payments or credits directly related to the Subject Product consistent with reasonable industry standards granted to managed health care organizations, wholesalers, distributors, buying groups, retailers, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations or other institutions or health care organizations or to federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers; and

(v).	any bad debts, which shall mean accounts receivable of BGM and its Affiliates arising from the aforesaid sales of Subject Products which have not been paid within 120 days after the due date and which BGM has made commercially reasonable efforts to collect upon; provided, however, that if any bad debt is subsequently collected, then, and in such event, the amount thereafter collected on account of such bad debt shall, upon collection, be included in BGM’s Net Sales for the period collected.

(vi)

Sales or other transfers between BGM and its Affiliates shall be excluded from the computation of Net Sales and no payments will be payable on such sales or transfers except where such Affiliates are end users, but Net

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sales shall include the subsequent sales to Third Parties by such Affiliates. Where an Affiliate is the end user, Net Sales shall be deemed to be equal to the average per-unit price charged to Third Parties for the same Subject Product during the relevant calendar half-year multiplied by the number of units sold or transferred to the Affiliate during such calendar half-year.

(n)	“Progress Reports” shall mean the written reports provided by BGM to ACSB at the end of at least every calendar quarter about the progress under the Implementation Plan.

(o)	“Regulatory Approval” means all approvals and clearances of Regulatory Authorities (including where applicable pricing and reimbursement approvals required for marketing authorization), product and/or establishment licenses, registrations or authorizations necessary for the manufacture, use, storage, import, export, transport and marketing and/or sale of a Subject Product in a particular jurisdiction.

(p)	“Regulatory Authority” shall mean the FDA in the U.S., and the EMA or any agency in the European Union and any health regulatory authority(ies) in any other country(ies) that is equivalent to the FDA and holds responsibility for granting Regulatory Approval for a Subject Product in such country(ies), and any successor(s) thereto having substantially the same functions.

(q)	“Royalty Statement” shall have the meaning set forth in Section 2.02(h) of this AGREEMENT.

(r)	“Subject Products” shall mean any products (whole or partly) based on any of the ACSB Existing IP and/or BGM-Existing IP including any and all current and future products and services, including Markers, diagnostic tests and testing services and the like, using or relating to Gal-3 or TSP-2.

(s)	“Sublicense Non-Royalty Payments” shall mean any payments received by or due to BGM from Sublicensees as consideration for the grant of a Sublicense, including without limitation, license or sublicense fees, technology fees, milestone payments and license or sublicense maintenance fees, but excluding amounts received by BGM as Sublicense Royalty Payments, and/or Sublicense Non-Royalty Payments in consideration for the grant of BGM or an Affiliate debt or equity, or upon sale of BGM or the substantial portion of BGM’s assets to which this AGREEMENT relates subject to the acquirer of BGM or the substantial portion of BGM’s assets to which this AGREEMENT relates assuming full responsibility for the compliance of the terms and conditions of this AGREEMENT.

(t)	“Sublicense Royalty Payments” shall mean payments received by BGM from Sublicensees as consideration for the grant of such sublicense that are based on Net Sales of Subject Products by such Sublicensee.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(u)	“Sublicense” shall mean a sublicense to the ACSB Existing IP and/or the BGM Existing IP granted by BGM to a Third Party, as well as any sublicense granted by such Third Party Sublicensee.

(v)	“Sublicensee” shall mean any Third Party granted a Sublicense

(w)	“Sublicensing Income” shall mean with respect to any particular ASCB Existing IP and/or BGM Existing IP all Sublicense Non-Royalty Payments and Sublicense Royalty Payments received by BGM under such ACSB Existing IP and/or BGM Existing IP.

(x)	“Third Party(ies)” shall mean a person who or which is neither a Party nor an Affiliate of a Party.

(y)	“University” shall mean the University of Maastricht.

(z)	“Valid Claim” means a claim of an issued and unexpired patent, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or surrendered through reissue or disclaimer.

Interpretation

1.2	In this AGREEMENT, unless the context otherwise requires:

(a)	references to this AGREEMENT or any other document include this AGREEMENT or such other document as varied, modified or supplemented in any manner from time to time;

(b)	ACSB and BGM are referred to individually as “Party” and collectively as “Parties”;

(c)	references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective permitted successors, assigns or transferees;

(d)	references to recitals, clauses and schedules and sub-divisions of them are references to the recitals and clauses of, and schedules to, this AGREEMENT and sub-divisions of them respectively;

(e)	references to any act or law include references to such act or law as amended or extended on or before the date of this AGREEMENT and any subordinate legislation made from time to time under it;

(f)	references to a “person” include any individual, company, corporation, firm, partnership, joint venture, foundation, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g)	headings are inserted for convenience only and shall be ignored in construing this AGREEMENT;

(h)	references to “including” shall not be construed restrictively but shall be construed as meaning “including, without limitation or prejudice to the generality of the foregoing”; and

(i)	references to words importing the singular will include the plural and vice versa and references to words importing one gender will include both genders.

ARTICLE 2

SUBLICENSE GRANT AND ROYALTIES

Section 2.01Sublicense Grant.

ACSB hereby grants to BGM, a sublicense under the ACSB Existing IP on the following terms:

(a) Exclusivity. The sublicense granted under this AGREEMENT shall be exclusive, even as to ACSB provided, however, that ACSB, Biomed Booster, the University and each of their respective Affiliates shall have a limited non-exclusive license, without the right to grant sublicenses, to use any of the ACSB Existing IP solely for internal research and teaching purposes and explicitly excluding clinical trials,

(b) Field of Use. Thesublicense granted under this AGREEMENT shall entitle BGM to use and exploit the ACSB Existing IP for any purpose.

(c) Term. Thesublicense granted under this AGREEMENT shall be for the Term as set forth in Section 7.01 in this AGREEMENT.

(d) Sublicensing. The sublicense granted under this AGREEMENT shall include the right to grant sublicenses to any of the rights of BGM.

(e) Territory. The sublicense shall be valid worldwide.

(f) Royalties. BGM shall pay ACSB royalties with respect to the use of the ACSB Existing IP on the terms set forth in Section 2,02 below.

For the sake of clarity, ACSB and BGM hereby acknowledge that the Sublicense grant is consecutive to such grant under the Product License Agreement which is replaced hereby and no intervening period of time exists between the grants provided in the Product License Agreement and this AGREEMENT.

Section 2.02 Royalties

(a) Royalties: The following royalties shall be payable by BGM to ACSB for the grant of the sublicense under this AGREEMENT:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) Royalty or Net Sales equal to [***] of the Net Sales from Subject Products.

(ii) Royalty on Sublicensing Income equal to [***] of any and all Sublicensing Income received by BGM from the Third Party Sublicensee for Subject Products.

(b) Royalties on Net Sales shall accrue as of the date of First Commercial Sale of such Subject Product and shall continue and accrue until the expiration of the last to expire Valid Claim relating to such Subject Product. Thereafter, BGM shall be relieved of any payment of Royalty on Net Sales with respect to such Subject Product.

(c) Royalty on Sublicensing Income shall accrue as of the date BGM first receives Sublicensing Income for such Subject Product and shall continue and accrue as long as BGM continues to receive Sublicensing Income for such Subject Product. Thereafter, BGM shall be relieved of any payment of Royalty on Sublicensing Income with respect to such Subject Product.

(d) Samples, Donation, Clinical Trials No Royalties shall accrue on the disposition of reasonable quantities of Subject Products by BGM, Affiliates or Sublicensees as samples (promotion or otherwise), donations (for example, to non-profit institutions or government agencies) or for pre-clinical studies or clinical trials.

(e) Affiliate Sales. In the event that BGM transfers Subject Products to one of its Affiliates, there shall be no royalty due at the time of transfer. Subsequent sales of Subject Products by the Affiliate to end users (which are not Sublicensees) shall be reported as Net Sales hereunder by BGM.

(f) Combination Products. The Parties shall enter into good faith negotiations to determine the calculation of royalty payments in the event BGM obtains Regulatory Approval by a Regulatory Authority for a Combination Product comprising a Subject Product as one of the active ingredients and such Combination Product is sold.

(g) Royalty Statement Records and Audit. Within [***] days after the end of each calendar quarter BGM shall furnish to ACSB a statement for the calendar quarter showing on a country by country basis and Subject Product by Subject Product basis (a) the gross sales of all Subject Products sold by BGM, Affiliates and/or each of the Third-Party Sublicensees during such calendar quarter, (b) the Net Sales and the Sublicensing Income connected with such gross sales, (c) the Royalty on Net Sales and the Royalty on Sublicensing Income due or payable to ACSB during such calendar quarter and the detailed calculation of the Royalty on Net Sales and the Royalty on Sublicensing Income which have accrued based on the Net Sales and/or Sublicensing Income (each such statement, a “Royalty Statement).

BGM shall preserve, and shall cause its Affiliates to preserve, all books and records relevant to the preparation of each Royalty Statement for a period of at least five years, and BGM shall cause its and Third Party-Sublicensees to preserve all books and records relevant to the preparation of each Royalty Statement for a period of at least three years, after the delivery of such Royalty Statement to ACSB.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Upon at least [***] days prior written request of ACSB to BGM and not more than once in each calendar year, BGM shall permit ACSB and/or an independent certified public accounting firm of nationally recognized standing, selected by ACSB and reasonably acceptable to BGM, at ACSB’s expense, to have access during normal business hours to such records of BGM and its Affiliates and Third-Party Sublicensees as may be reasonably necessary (including the underlying agreements between BGM and the Third Party-Sublicensees) to verify the accuracy of the Royalty Statements hereunder for any calendar year ending not more than [***] months prior to the date of such request, provided that ACSB shall not be entitled to audit such records for the same period of time more than once. If such accounting firm concludes that additional Royalties were owed during such period, BGM shall remit to ACSB within [***] days of the date ACSB delivers to BGM such accounting firm’s written report so concluding: (a) the amount of such additional Royalties; and (b) interest on the amounts overdue of such underpayment In the event such accounting firm concludes that amounts were overpaid by BGM during such period, BGM shall have a credit against future Royalties payable to ACSB in the amount of such overpayment, provided, however; that BGM may have an independent certified public accounting firm of nationally recognized standing, selected by BGM and reasonably acceptable to ACSB, at BGM’s expense, confirm the results of the audit conducted by ACSB’s accounting firm. The fees charged by ACSB’s accounting firm shall be paid by ACSB; provided, however, if an error in favour of ACSB of more than [***] of the Royalties due hereunder for the period being reviewed is discovered, then BGM shall pay the reasonable fees and expenses charged by such accounting firm. ACSB shall treat all financial Information as confidential, and shall cause its accounting firm to retain all such financial information in confidence,

(h) Timing and Method of Payment. BGM shall pay ACSB any amounts due with respect to a particular calendar quarter by wire transfer to a bank account designated by ACSB within [***] following delivery of the Royalty Statement for such calendar quarter. To the extent any amounts due are to be offset against any prepayments of royalties that BGM shall have made but explicitly limited to the Royalty Prepayment provided in Section 2.03, BGM shall, in lieu of paying such amounts, send ACSB written notice of such offset.

(i) Payment Exchange Rate. All payments to ACSB under this AGREEMENT shall be made in Euros unless otherwise agreed in writing by the Parties, In the case of sales outside the United States, the rate of exchange to be used in computing Net Sales and Sublicensing Income shall be calculated monthly in accordance with GARP and based on the conversion rates published in the Wall Street Journal, Eastern edition (if available).

(j) Tax Withholding. For so long as ACSB is domiciled in The Netherlands and BGM is domiciled in the United States of America, all sums payable under or by virtue of this AGREEMENT and to be received by ACSB shall be free from any deduction by any authority other than government authorities of The Netherlands in respect of taxes, import duties, or other charges and except for those withholding taxes (and other

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

deductible taxes in The Netherlands) payable by law in The Netherlands which ACSB (in accordance with the Double Tax Treaty between The Netherlands and the US) can recover from the Dutch Tax authorities, in which case BGM shall provide all necessary assistance and shall make available to ACSB the original tax receipts thereof promptly upon payment.

(k) Exchange Controls. Notwithstanding any other provision of this AGREEMENT, if at any time legal restrictions prevent the prompt remittance of part or all of the payments set forth above in any country, payment shall be made through such lawful means or methods as the Parties may agree. When in any country the law or regulations prohibit both the transmittal and deposit of Royalties on Net Sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect (and such suspended payments shall not accrue interest), and, promptly after such prohibition ceases to be in effect, all royalties or other payments that BGM would have been obligated to transmit or deposit, but for the prohibition, shall be deposited or transmitted, as the case may be, to the extent allowable (with any interest earned on such suspended royalties which were placed in an interest-bearing bank account in that country, less any transactional costs). If the royalty rates specified in this AGREEMENT should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

Section 2.03 Royalty Prepayment. ACSB hereby recognizes that BGM has previously made and ACSB has received a Royalty Prepayment of $[***] as provided in Section [***] of the Product License Agreement. The Parties agree that as of the Effective Date a balance of $[***] exists and can be applied by BGM to any royalty payments due under Section 2.02.

ARTICLE 3

IMPLEMENTATION PLAN: EXPLOITATION OF ACSB EXISTING IP AND

COMMERCIALIZATION OF SUBJECT PRODUCTS

Section 3.01 Implementation Plan. BGM has developed an implementation plan for the exploitation of the ACSB Existing IP and/or the BGM Existing IP and the development and commercialization of the Subject Products that describes the significant development and commercialization activities undertaken and additional activities to be undertaken by BGM with certain timelines with respect to the Subject Products (“the Implementation Plan”), as provided as Exhibit C.

BGM has used and will continue to use Commercially Reasonable Efforts and utmost diligence to exploit the ACSB Existing IP and to develop and commercialize the Subject Products under this AGREEMENT.

Section 3.02 Progress of the Implementation Plan. BGM shall inform ACSB fully and regularly about the progress of the Implementation Plan and the development and commercialization of the Subject Products and shall provide Progress Reports on the progress under the Implementation Plan regularly, at least every calendar quarter.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 4

INTELLECTUAL PROPERTY RIGHTS AND PROTECTION

Section 4.01 Ownership. Nothing in this AGREEMENT shall be deemed to constitute an assignment of ACSB’s right in the ACSB Existing IP or BGM’s right in the BGM Existing IP.

Section 4.02 Patent Prosecution. BGM shall be responsible for and control the preparation, filing, prosecution and maintenance of all ACSB Existing IP within the Territory, pursuant to such strategies and using such patent counsel as BGM and ACSB shall mutually agree.

The Parties shall collaborate and cooperate in good faith regarding all such matters, and BGM shall not take any material action related thereto without the prior approval of ACSB, which approval shall not be unreasonably withheld or delayed.

BGM shall reimburse ACSB for all reasonable and customary third-party costs of such patent preparation, filing, prosecution and maintenance incurred prior to the Effective Date and not previously reimbursed by payment of such costs to ACSB within [***] days after receipt of ACSB’s invoice (with supportive documentation) relating thereto.

Section 4.03 Infringement by Third Parties.

(a) Each Party shall promptly give the other Party notice of any actual or threatened infringement of any ACSB Existing IP or BGM Existing IP by any Third Party that comes to such Party’s attention. The Parties will thereafter consult and cooperate fully to determine a course of action, including, without limitation, the commencement of legal action by any Party against any such Third Party. However, BGM shall have the first right to initiate and prosecute such legal action at its own expense and in the name of BGM and ACSB provided, however, that Biomed Booster shall have the right to participate in any such legal action against any such Third Party for infringement of any ACSB Existing IP to the extent such a right to join exists. BGM shall promptly inform ACSB if BGM elects not to exercise such first right, and ACSB thereafter shall have the right but not the obligation to initiate and prosecute such action in the name of ACSB and, if necessary, BGM. In no event shall BGM be obligated to enforce or defend any of the ACSB Existing IP. ACSB grants to BGM the explicit right to initiate and prosecute any legal action for infringement of the ACSB Existing IP that occurred prior to the Effective Date, at BGM’s expense and in the name of BGM and ACSB. Neither Party shall enter into any settlement or compromise of any claim relating to ACSB Existing IP without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. BGM makes no representation or warranty that it will be able to obtain satisfactory results from any such legal action and BGM shall have no liability hereunder with respect to any legal action pursued or not pursued.

The costs of any legal action described herein shall be borne by the Party that initiates such action.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES/LIABILITIES AND INDEMNIFICATION

Section 5.01 Representations and Warranties of BGM

BGM represents and warrants to ACSB as follows:

(a) Organization and Authority. BGM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BGM has the requisite corporate power and authority to execute and deliver this AGREEMENT, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by BGM of this AGREEMENT and the performance by BGM of its obligations hereunder have been duly and validly authorized and BGM has taken all necessary corporate action with respect thereto. This AGREEMENT has been duly and validly executed and delivered by BGM and constitutes the legal, valid and binding obligation of BGM, enforceable against it in accordance with its terms, except as such enforcement may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)

(b) No Conflict. Neither the execution, delivery or performance by BGM of this Agreement nor the consummation by BGM of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the constitutive documents of BGM or any Agreement to which BGM is a party or (ii) violate any provision of law, or any order, writ, injunction, permit, judgment or decree of any court or other governmental authority to which BGM is subject or by which its assets are bound.

(c) LIMITATION OF LIABILITY. BGM SHALL NOT BE LIABLE TO ACSB FOR ANY DIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER, CAUSED UNDER ANY THEORY OF LIABILITY.

(d) Indemnification BMG

BGM shall indemnify, defend and hold ACSB, University, and BioMedbooster and each of their respective directors, officers, employees and agents (each, an “Indemnified Party”) harmless from and against all claims or suits by Third Parties arising out of (i) the alleged infringement of Intellectual Property Rights owned by a Third Party resulting from any use by BGM or its Affiliates of any ACSB Existing IP and/or BGM Existing IP or (ii) the development, manufacture, use, handling, storage, sale or other disposition by BGM or its Affiliates of any Subject Products; provided, however, that BGM’s obligation to indemnify under this Section 5.02 shall not apply to any claim arising out of the gross negligence or willful misconduct of an Indemnified Party.

Section 5.02 Representations and Warranties of ACSB

ACSB represents and warrants to BGM as follows:

(a) Organization and Authority. ACSB is a corporation duly organized, validly existing and in good standing under the laws of The Netherlands. ACSB has the requisite

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

corporate power and corporate authority to execute and deliver this AGREEMENT, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by ACSB of this AGREEMENT and the performance by ACSB of its obligations hereunder have been duly and validly authorized and ACSB has taken all necessary corporate action with respect thereto. This AGREEMENT has been duly and validly executed and delivered by ACSB and constitutes the legal, valid and binding obligation of ACSB, enforceable against It in accordance with its terms, except as such enforcement may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Neither the execution, delivery or performance by ACSB of this AGREEMENT nor the consummation by ACSB of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the constitutive documents of ACSB or any Agreement to which ACSB is a party or (ii) violate any provision of law, or any order, writ, injunction, permit, judgment or decree of any court or other governmental authority to which ACSB is subject or by which its assets are bound.

(c) Rights to Intellectual Property; no warranty for Intellectual Property. As of the Effective Date of this AGREEMENT, ACSB is not aware of and has not received notice of claims or threatened claims of any issued patents or registered rights of a Third Party which would be infringed by the manufacture, use and/or supply or commercialization of Subject Products under this AGREEMENT. ACSB, together with the University and BioMedbooster, has all rights and authority to grant the sublicenses and other rights in respect of Intellectual Property as set forth in this AGREEMENT.

Nothing in this AGREEMENT is or shall be construed as: (i) a warranty or representation by ACSB as to the validity or scope of any of the ACSB Existing IP; (ii) a warranty or representation by ACSB as to the characteristics, workability, use or commercial value of the ACSB Existing IP; (iii) a warranty or representation by ACSB that the use of the ACSB Existing IP, and/or anything made, used, sold or otherwise disposed of under the sublicense granted in this AGREEMENT, is or will be free from infringement of rights of Third Parties;

(d) LIMITATION OF LIABILITY. ACSB SHALL NOT BE LIABLE TO BGM FOR ANY DIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER, CAUSED UNDER ANY THEORY OF LIABILITY.

ARTICLE 6

CONFIDENTIALITY

Section 6.01 Non-disclosure obligations. To the extent the Parties have already or shall during the Term exchange Confidential Information in connection with this AGREEMENT, the recipient of a disclosing Party’s Confidential Information shall maintain such Confidential Information in strict confidence except as otherwise required

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by law, and shall disclose such Confidential Information only to those of its employees, agents, and contractors that have a reasonable need to know such Confidential information and who are bound by obligations of confidentiality and non-use no less restrictive than those set forth herein. Any disclosure of Confidential Information during the term of the Product License Agreement is explicitly covered by the non-disclosure obligations of this Section 6.01. Each party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary in complying with applicable governmental laws or regulations, or court order; provided, however, each Party agrees to provide the other Party with notice of such requirement in advance of disclosure, if possible, so that such other Party may take any action it deems appropriate to prevent or limit disclosure, and the other Party agrees to provide reasonable cooperation with such actions, The recipient of the other Party’s Confidential Information shall take the same degree of care that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in any event, no less than reasonable care). The recipient of the disclosing Party’s Confidential Information shall use such Confidential Information solely to exercise its rights and perform its obligations under this AGREEMENT.

Section 6.02 Exceptions. The confidentiality obligations under this Agreement shall not apply to Confidential Information that the receiving Party can demonstrate by means of dated documentation: (a) was already in the public domain at the time it was disclosed or subsequently enters the public domain through no fault of the receiving Party; (b) was known to the receiving Party or in its possession, as evidenced by dated documentation prior to receipt of such Confidential Information, (c) was developed by the receiving Party independently and without use of Confidential Information provided by the disclosing Party under this Agreement and without any breach of this Agreement or (d) was lawfully received by the receiving Party on a non-confidential basis from a Third Party who was not bound by a similar obligation of confidentiality in relation to the Confidential Information.

Section 6.03 Publicity. Notwithstanding Section 6.02, the Parties to agree to jointly issue a press release upon signing of this Agreement and may mutually decide to issue further press releases at commercially reasonable times.

ARTICLE 7

TERM AND TERMINATION

Section 7.01 Term. This AGREEMENT shall be effective as of the Effective Date, and unless earlier terminated as provided under this Section 7, shall remain in effect until the expiration of the last to expire Valid Claim of the ACSB Existing IP and/or the 6GM Existing IP.

Section 7.02 Termination for Cause. Each Party may terminate this AGREEMENT at any time by means of a written notice to the other Party in the event that the other Party fails to perform any material obligation under this AGREEMENT and such failure (if susceptible to remedy) is not remedied within 60 days after receipt of a notice specifying

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the nature of such failure and requiring it to be remedied (any such termination, a “Termination for Cause”). Such right of termination shall not be exclusive of any other remedy or means of redress to which the non-defaulting Party may be lawfully entitled and all such remedies shall be cumulative.

Section 7.03 Termination for Bankruptcy or Insolvency. Each Party may terminate this AGREEMENT with immediate effect by means of a written notice to the other Party in the event that: (a) a creditor or other claimant takes possession of, or a receiver, administrator or similar officer is appointed over any of the assets of the other Party or (b) the other Party makes any voluntary arrangement with its creditors or becomes subject to any court or administration order pursuant to any bankruptcy or insolvency law.

Section 7.04 Effect of Termination. Upon expiration or termination of this AGREEMENT, the sublicense granted to BGM and/or any and all other rights granted to BGM under this AGREEMENT shall immediately cease to exist.

The obligations of the Parties under this AGREEMENT that either expressly or by their nature would continue beyond the expiration or termination of this AGREEMENT, (including, without limitation, those concerning payment of (a portion of) Royalties, confidentiality, warranty and liability) shall survive expiration or earlier termination of this AGREEMENT.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Further assurance. Each Party (at its cost) must, on receiving the other Party’s reasonable request, do and execute, or arrange to be done and executed, each document and thing necessary to implement this AGREEMENT.

Section 8.02 Entire Agreement. This AGREEMENT contains the entire understanding of the Parties with respect to the subject matter hereof. All previous express or implied agreements and understandings, either oral or written, heretofore made (including the Product License Agreement) are hereby cancelled as from the Effective Date and expressly superseded by this AGREEMENT, except as explicitly provided herein. The Parties hereto agree that neither of them has placed any reliance whatsoever on such previous undertakings, representations, statements, warranties and agreements, other than those expressly incorporated in the AGREEMENT. This AGREEMENT may be amended, or any term hereof modified, only by a written instrument duly executed by the Parties.

Section 8.03 Amendment. Any amendment, variation, modification or supplementation of this AGREEMENT is valid only if it is made in writing and signed by or on behalf of each Party.

Section 8.04 Waiver. The waiver by either Party of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 8.05 Severance and Severability. The illegality, invalidity or unenforceability of a provision of this AGREEMENT under the law of any jurisdiction does not affect: (a) the legality, validity or enforceability of any other provision of this AGREEMENT in that jurisdiction; or (b) the legality, validity or enforceability of that or any other provision of this AGREEMENT under the law of any other jurisdiction.

Should one or more provisions of this AGREEMENT be or become invalid, the Parties shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this AGREEMENT with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this AGREEMENT shall not affect the validity of this AGREEMENT as a whole.

Section 8.06 Counterparts. This AGREEMENT may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

Section 8.07 Notices. Any consent, notice or report required or permitted to be given or made hereunder by either Party to the other Party shall be in writing, by facsimile and promptly confirmed by regular and registered mail, addressed to the other Party at its address indicated below or to such other address as the addressee has last furnished in writing to the addressor and, except or otherwise provided in this AGREEMENT, shall be effective upon receipt by the addressee:

BG Medicine, Inc. 610 N. Lincoln Street Waltham, MA 02451 ATTN: CEO facsimile: +1 (781) 895-1119	ACS Biomarker B.V. Oxfordlean 70 6229 EV Maastricht ATTN: CEO facsimile: +31 (0)43 388 5889

Section 8.08 Force Majeure. Neither Party will be responsible for any failure or delay in performing any of its obligations under this AGREEMENT, and shall not be deemed in breach of this AGREEMENT, if such failure or delay is due to a Force Majeure; provided, that, the nonperforming party shall use commercially reasonable efforts to avoid or remove such causes of the Force Majeure and continues performance under this AGREEMENT with reasonable dispatch whenever such causes are removed.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9

GOVERNING LAW AND JURISDICTION

Section 9.01 Governing Law. This AGREEMENT is governed by the laws of The Netherlands.

Section 9.02 Jurisdiction. The Court of The Hague has exclusive jurisdiction for any dispute which may arise in connection with this AGREEMENT, subject to ordinary appeal (hoger beroep) and final appeal (cassatie).

For and on behalf of BG Medicine, Inc.	For and on behalf of ACS Biomarker, BV

/s/ Eric Bouvier	/s/ Heico Breek
Eric Bouvier CEO July 11, 2012	Heico Breek CEO July 12, 2012

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A.—ACSB Existing IP

ACSH Existing IP shall mean all rights in and to patent application no. [***] with a priority date of [***] and any and all other foreign applications, divisional applications, continuations, continuations in part, revisions, re-examinations and re-issues anywhere in the world that in full or in part can claim priority of said patent application.

The status of the above mentioned [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(12) International Application Status Report

Received at International Bureau: [***]

Information valid as of: [***]

Report generated on: [***]

(10) Publication number:	(43) Publication date:	(26) Publication language:

[***]	[***]	[***]

(21) Application Number:	(22) Filing Date:	(25) Filing language:

[***]	[***]	[***]

(31) Priority number(s): [***]	(31) Priority date(s): [***]	(31) Priority status: [***]

(51)	International Patent Classification:

[***]

(71)	Applicant(s):

[***]

(72)	Inventor(s):

[***]

(74)	Agent(s):

[***]

(54)	Title (EN): [***]

(54)	Title (FR): [***]

(57)	Abstract:

[***]

International search report:

[***]

International preliminary examination report:

[***]

(81)	Designated States:

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B. BGM Existing IP

Docket No.	Case title	US	PCT	EP

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the

Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.